Exhibit 32

CERTIFICATIONS

Pursuant to Section 906 of the Public Company Accounting Reform and Investor Protection Act of 2002 (18 U.S.C. ss. 1350, as adopted), Anna E. Gluskin, Chief Executive Officer and President of Generex Biotechnology Corporation (the "Company"), and Rose C. Perri, Chief Financial Officer of the Company, each hereby certifies that, to the best of her knowledge:

1.           The Company's Amendment No. 1 to the Quarterly Report on Form 10-Q/A for the period ended January 31, 2010 to which this Certification is attached as Exhibit 32 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.           The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the end of the period covered by the Report.

DATE: June 11, 2010	By: /s/ Anna E. Gluskin
Anna E. Gluskin, Chief Executive Officer
(Principal Executive Officer)

DATE: June 11, 2010	By: /s/ Rose C. Perri
Rose C. Perri, Chief Financial Officer
(Principal Financial and Accounting Officer)